RESOLUTIONS OF THE BOARD OF DIRECTORS
                         OF UTAH CLAY TECHNOLOGIES, INC.

                           EFFECTIVE FEBRUARY 2, 2004


The undersigned Directors of Utah Clay Technologies, Inc. (the "Company") takes the following actions by consent on a meeting via telephone on January 15, 2004

Shares of common stock shall be issued to the entity named below. We authorize the officers of the company to prepare and file a Form S-8 for purposes of registering the shares listed above by any means necessary.

SHARES  ISSUED  TO:                     CONSIDERATION
SHARES

Michael  Novielli                          150,000

Douglas  Leighton                          150,000

Theodore  Smith                            150,000

Barrett  Evans                             150,000

Michael  Hill                              150,000



These  consent  minutes  are  signed  by the Secretary and duly submitted to the
transfer  agent  and  corporate  counsel.   Please  have  the  certificates  cut
immediately,  and  sent  via  priority  overnight  Fedex.


Date:     February  2,  2004  BY: /s/ Theodore Smith
                              Theodore  Smith,  Corporate Secretary and Director


                              BY:    /s/ Douglas Leighton
                              Douglas  Leighton,  Director


                              BY:    /s/ Michael Novielli
                              Michael  Novielli,  Chairman  and  Director